 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 27, 1996

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                 FORM 10/A

                              AMENDMENT NO. 1

                  GENERAL FORM FOR REGISTRATION OF SECURITIES

                      PURSUANT TO SECTION 12(b) OR (g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                               ----------------

                           PRIMEX TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              VIRGINIA                               06-1458069
   (STATE OR OTHER JURISDICTION                    (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)               IDENTIFICATION NUMBER)

    10101 NINTH STREET NORTH                         33716-3807
     ST. PETERSBURG, FLORIDA                         (ZIP CODE)

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

              Registrant's telephone number, including area code:
                                 (813) 578-8100

                               ----------------

       Securities to be registered pursuant to Section 12(b) of the Act:

                                   None

       Securities to be Registered Pursuant to Section 12(g) of the Act:

            TITLE OF EACH CLASS               NAME OF EACH EXCHANGE ON WHICH
            TO BE SO REGISTERED               EACH CLASS IS TO BE REGISTERED
            -------------------               ------------------------------
               Common Stock,                 The Nasdaq National Market System
         par value $1.00 per share
     Series A Participating Cumulative       The Nasdaq National Market System
      Preferred Stock Purchase Rights


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

                           PRIMEX TECHNOLOGIES, INC.

                 INFORMATION INCLUDED IN INFORMATION STATEMENT
                    AND INCORPORATED IN FORM 10 BY REFERENCE

              CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
                              AND ITEMS OF FORM 10

 ITEM
 NO.                     CAPTION                        LOCATION IN INFORMATION STATEMENT
 ----                    -------                        ---------------------------------
  1.  Business......................................  "Summary"; "The Distribution"; "Risk
                                                      Factors"; "Business"; and
                                                      "Management's Discussion and Analysis
                                                      of Financial Condition and Results of
                                                      Operations".
  2.  Financial Information.........................  "Summary"; "The Distribution";
                                                      "Selected Financial and Operating
                                                      Data"; and "Management's Discussion
                                                      and Analysis of Financial Condition
                                                      and Results of Operations".
  3.  Properties....................................  "Properties".
  4.  Security Ownership of Certain Beneficial
       Owners and Management........................  "The Distribution" and "Beneficial
                                                      Ownership".
  5.  Directors and Executive Officers..............  "Management and Executive
                                                      Compensation" and "Liability and
                                                      Indemnification of Officers and
                                                      Directors".
  6.  Executive Compensation........................  "Management and Executive
                                                      Compensation".
  7.  Certain Relationships and Related
       Transactions.................................  "Summary"; "The Distribution";
                                                      "Relationship between Olin and the
                                                      Company after the Distribution"; and
                                                      "Certain Relationships and Related
                                                      Transactions".
  8.  Legal Proceedings.............................  "Legal Proceedings".
  9.  Market Price of and Dividends on the
       Registrant's Common Equity and Related
       Stockholder Matters..........................  "Summary"; "The Distribution"; "Risk
                                                      Factors"; and "Dividend Policy".
 10.  Recent Sales of Unregistered Securities.......  Not Applicable.
 11.  Description of Registrant's Securities
       to be Registered.............................  "The Distribution"; "Dividend Policy";
                                                      "Description of Capital Stock"; and
                                                      "Rights Plan".
 12.  Indemnification of Directors and Officers.....  "Liability and Indemnification of
                                                      Officers and Directors".
 13.  Financial Statements and Supplementary Data...  "Summary"; "Selected Financial and
                                                      Operating Data"; and "Management's
                                                      Discussion and Analysis of Financial
                                                      Condition and Results of Operations".
 14.  Changes in and Disagreements with Accountants
       on Accounting and Financial Disclosure.......  Not Applicable.
 15.  Financial Statements and Exhibits.............  "Selected Financial and Operating
                                                      Data"; "Index to Financial
                                                      Statements"; and "Index to Exhibits".

                                  SIGNATURES

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registrant's registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          PRIMEX TECHNOLOGIES, INC.
                                          (Registrant)

                                               /s/ Johnnie M. Jackson, Jr.
                                          By:__________________________________
                                            Name: Johnnie M. Jackson, Jr.
                                            Title: Vice President and
                                            Secretary

Date: November 27, 1996

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                  EXHIBITS TO

                                    FORM 10

                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                                     UNDER
                      THE SECURITIES EXCHANGE ACT OF 1934

                               ----------------

                           PRIMEX TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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

                               INDEX TO EXHIBITS

 EXHIBIT
   NO.   DESCRIPTION
 ------- -----------
  2      Distribution Agreement*
         Amended and Restated Articles of Incorporation of Primex Technologies,
  3.1    Inc.*
  3.2    Amended and Restated By-laws of Primex Technologies, Inc.*
  4.1    Specimen Common Share certificate*
  4.2    Amended and Restated Articles of Incorporation of Primex Technologies,
         Inc. (filed as Exhibit 3.1 hereto)*
         Amended and Restated By-laws of Primex Technologies, Inc. (filed as
  4.3    Exhibit 3.2 hereto)*
  4.4    Rights Agreement between Primex Technologies, Inc. and ChaseMellon
         Shareholder Services, L.L.C., as Rights Agent*
  4.5    Form of Articles of Amendment of the Articles of Incorporation of
         Primex Technologies, Inc. (attached as Exhibit A to the Rights
         Agreement filed as Exhibit 4.4 hereto)*
         Form of Right Certificate (attached as Exhibit B to the Rights
  4.6    Agreement filed as Exhibit 4.4 hereto)*
 10.1    Distribution Agreement (filed as Exhibit 2 hereto)*
 10.2    Technology Transfer and License Agreement*
 10.3    Tax Sharing Agreement*
 10.4    Powder Supply Requirements Agreement*
 10.5    Ball Powder Assignment Agreement*
 10.6    Assumption of Liability and Indemnity Agreement*
 10.7    Covenant Not to Compete Agreement*
 10.8    Raufoss Technology Agreement*
 10.9    Primex Technologies, Inc. Stock Plan for Nonemployee Directors*
 10.10   Primex 1996 Long Term Incentive Plan*
 10.11   Form of Executive Agreement*
 10.12   Credit Agreement*
 10.13   Trade Name License Agreement*
 21      List of Subsidiaries of Primex Technologies, Inc.*
 27      Financial Data Schedule**
         Primex Technologies, Inc., Information Statement dated December   ,
 99.1    1996**

--------
  * To be filed by amendment.
 ** Filed herewith.